Exhibit 99.1

Zurn Elkay Water Solutions Adds Emma McTague to Board of Directors

MILWAUKEE – March 15, 2023 – Zurn Elkay Water Solutions Corporation (NYSE: ZWS) announced today that Emma McTague, 49, senior vice president and chief human resources officer of Oshkosh Corporation, has joined the company’s board of directors effective March 15.
“We are thrilled to add Emma to the Zurn Elkay board of directors,” said Todd A. Adams, Zurn Elkay chairman and CEO. “Her broad and progressive human capital leadership, combined with her integrated performance management expertise, complements the way we run our business. Emma brings a passion for our clean and safe water management mission that will be valuable to our board, as well as the overall employee experience.”
McTague has served as senior vice president and chief human resources officer for Oshkosh Corporation since February 2021. She has responsibility for all areas of human resources including leading the company’s global human resources strategy, supporting wellbeing initiatives, promoting an inclusive workplace, managing talent development and driving employee engagement. She previously served as vice president of global human resources for the Access segment, a position she had since joining Oshkosh in 2015. Prior to Oshkosh, she worked with Hershey Foods as a senior director and at GE Water & Process Technologies in several human resources positions of increasing responsibility.
McTague will serve as an independent director and join the board’s Compensation and Nominating and Corporate Governance committees. With the addition of McTague and the previously announced retirement of John Stroup set for May of 2023, the Zurn Elkay board will be comprised of ten directors, nine of whom are independent and three of whom are women.
McTague is a member of the Executive Advisory Board for West Virginia University’s Master of Science in Human Resource Management program.
Originally from Ireland, McTague holds a bachelor of commerce degree in management and economics from University College Cork in Ireland. She also has a master’s degree in business administration with an international business emphasis from Saint Joseph’s University in Philadelphia.
Zurn Elkay Water Solutions | 511 W. Freshwater Way | Milwaukee, WI 53204

About Zurn Elkay Water Solutions
Named one of America’s Most Responsible Companies 2023 by Newsweek and Statista, Zurn Elkay Water Solutions is headquartered in Milwaukee, WI and is a growth-oriented, pure-play water business that designs, procures, manufactures, and markets what we believe is the broadest sustainable product portfolio of solutions to improve health, hydration, human safety, and the environment. The Zurn Elkay product portfolio includes professional grade water control and safety, water distribution and drainage, drinking water, finish plumbing, hygienic, environmental and site works products for public and private spaces. Visit www.zurn-elkay.com for additional information about the Company.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions Corporation as of the date of this release, and Zurn Elkay assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2022, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Media Relations
Angela Hersil, Vice President – Corporate Communications
855-480-5050
414-808-0199
Corporate.Communications@zurn.com

Investor Relations
Dave Pauli, Vice President – Investor Relations
414-223-7770
Zurn Elkay Water Solutions | 511 W. Freshwater Way | Milwaukee, WI 53204